EXHIBIT 99.1

Yelp's Transformed Business Model Drove Strong Fourth
Quarter and Year End Results

2021 Net Revenue reached a new high of $1.03 billion
2021 Net Income grew to positive $40 million
2021 Adjusted EBITDA increased to a record $246 million
Forecasts 2022 Net Revenue in the range of $1.16 billion to $1.18 billion and Adjusted EBITDA1 in the range of $260 million to $280 million

SAN FRANCISCO--(BUSINESS WIRE)--February 10, 2022--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the fourth quarter and full year ended December 31, 2021 in the Q4 and Full Year 2021 Shareholder Letter available on its Investor Relations website at www.yelp-ir.com.

“After entering 2021 as a structurally stronger business, our elevated pace of product innovation, together with the consistent execution of our strategic initiatives led us to deliver strong year-end financial results,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “Net revenue surpassed pre-pandemic levels, driven by record Advertising revenue from our services categories and our multi-location and self-serve channels. Looking ahead, we believe that connecting consumers with great local businesses through trusted content will be even more relevant to a broader audience, and we plan to keep investing in the Yelp product experience to position our business for profitable growth over the long term.”

“Yelp achieved a record annual Adjusted EBITDA margin of 24% in 2021, even as we increased our strategic investments throughout the year,” said David Schwarzbach, Yelp’s chief financial officer. “As we look to capitalize on the substantial opportunities ahead, we plan to further invest in a broad set of product and marketing initiatives designed to drive long-term shareholder value.”

1 Yelp has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.

2021 Key Business Highlights
Yelp recorded profitable growth in 2021, even as the macro environment continued to fluctuate:
•Net revenue increased by 18% year over year and by 2% from Yelp’s pre-pandemic performance in 2019 to a record $1.03 billion, at the high end of the company’s outlook range from November 2021, and $27 million above the high end of its initial outlook range from February 2021.
•Net income increased by $59 million year over year to positive $40 million and Adjusted EBITDA increased by 76% year over year to a record $246 million — $3 million above the high end of the outlook range provided in November 2021, and $76 million above the high end of Yelp’s initial outlook range from February 2021. Net income was approximately flat compared to 2019, while Adjusted EBITDA margin increased by three percentage points.
•Yelp’s elevated pace of product innovation supported record Advertising revenue from Services businesses, which increased by 18% year over year and 19% from 2019. Revenue from the Home Services category increased nearly 40% from 2019 to a record level in 2021.

•Advertising revenue in Yelp’s Self-serve and Multi-location channels also hit record levels in 2021. Multi-location channel revenue increased by approximately 30% year over year and nearly 15% from 2019 to represent approximately 27% of Advertising revenue in 2021. At the same time, Self-serve revenue grew 45% year over year and 65% from 2019 to represent approximately 17% of Advertising revenue in 2021.
•Ad clicks increased by 24% year over year and Average CPC declined by 5%. Yelp also reported that the overall retention rate for non-term advertisers’ budgets increased by more than 40% from 2019, to reach an annual record in 2021.
•Advertising revenue from Restaurants, Retail & Other (RR&O) businesses increased over the course of 2021 to reach a total of $377 million, up 18% from 2020, despite ongoing pandemic-related restrictions and labor and supply chain headwinds. Advertising revenue in these categories remained 19% below 2019 levels while Paying advertising locations were down just 8% from 2019, which the company believes represents a substantial opportunity for further recovery as macro headwinds recede.
•Notably, Yelp achieved these results following the realignment of its go-to-market channels in 2020, including the reduction of its Local sales force to approximately 50% of pre-pandemic 2019 levels.

Outlook
The company expects 2022 Net revenue will be in the range of $1.16 billion to $1.18 billion as it continues executing on its strategic initiatives. The company also expects Adjusted EBITDA will be in the range of $260 million to $280 million as it continues to invest behind its strategic initiatives.

Quarterly Conference Call
Yelp will host a live Q&A session today at 2:00 p.m. Pacific Time to discuss the fourth quarter and full year 2021 financial results and outlook for the first quarter and full year of 2022. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at www.yelp-ir.com. A replay of the webcast will be available at the same website.

About Yelp

Yelp Inc. (www.yelp.com) connects people with great local businesses. With trusted local business information, photos, and review content, Yelp provides a one-stop local platform for consumers to discover, connect, and transact with local businesses of all sizes by making it easy to request a quote, join a waitlist, and make a reservation, appointment, or purchase. Yelp was founded in San Francisco in July 2004.

Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, the relevance of its trusted content to a broader audience, its investment plans, including the ability of its investments and initiatives to drive profitable long-term growth and shareholder value, and the opportunity for further recovery in Advertising revenue from its RR&O categories that are based on its current expectations, forecasts, and assumptions that involve risks and uncertainties.

Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:
•fluctuations in the number of COVID-19 cases and the spread of COVID-19 variants, the vaccination rate in the United States, and the timeframe for the lifting of COVID-19-related public health restrictions;
•the pace of reopening and recovery by local economies and economic recovery in the United States generally;
•Yelp’s ability to maintain and expand its base of advertisers, particularly as many businesses continue to face operating restrictions in connection with the COVID-19 pandemic and other constraints;
•Yelp’s ability to continue to operate effectively with a primarily remote work force and attract and retain key talent;
•Yelp’s limited operating history in an evolving industry; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at www.yelp-ir.com or the SEC’s website at www.sec.gov.

Investor Relations Contact:
Kate Krieger
ir@yelp.com

Press Contact:
Amber Albrecht
press@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$479,783	$595,875
Accounts receivable, net	107,358	88,400
Prepaid expenses and other current assets	57,536	28,450
Total current assets	644,677	712,725
Property, equipment and software, net	83,857	101,718
Operating lease right-of-use assets	140,785	168,209
Goodwill	105,128	109,261
Intangibles, net	10,673	13,521
Restricted cash	858	665
Other non-current assets	64,550	48,848
Total assets	$1,050,528	$1,154,947

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$119,620	$87,760
Operating lease liabilities — current	40,237	51,161
Deferred revenue	4,156	4,109
Total current liabilities	164,013	143,030
Operating lease liabilities — long-term	127,979	148,935
Other long-term liabilities	7,218	8,448
Total liabilities	299,210	300,413

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	1,522,572	1,398,248
Treasury stock	—	(2,964)
Accumulated other comprehensive loss	(11,090)	(6,807)
Accumulated deficit	(760,164)	(533,943)
Total stockholders’ equity	751,318	854,534
Total liabilities and stockholders’ equity	$1,050,528	$1,154,947

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenue	$273,400	$233,195	$1,031,839	$872,933

Costs and expenses:
Cost of revenue(1)	24,045	15,321	78,097	57,186
Sales and marketing(1)	113,379	102,173	454,224	437,060
Product development(1)	70,384	58,457	276,473	232,561
General and administrative(1)	28,859	29,625	135,816	130,450
Depreciation and amortization	17,140	13,125	55,683	50,609
Restructuring	—	15	32	3,862
Total costs and expenses	253,807	218,716	1,000,325	911,728
Income (loss) from operations	19,593	14,479	31,514	(38,795)
Other income, net	626	393	2,204	3,670
Income (loss) before income taxes	20,219	14,872	33,718	(35,125)
Benefit from income taxes	(2,971)	(6,217)	(5,953)	(15,701)
Net income (loss) attributable to common stockholders	$23,190	$21,089	$39,671	$(19,424)

Net income (loss) per share attributable to common stockholders
Basic	$0.32	$0.28	$0.53	$(0.27)
Diluted	$0.30	$0.27	$0.50	$(0.27)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	72,955	74,524	74,221	73,005
Diluted	76,054	76,971	78,616	73,005

(1) Includes stock-based compensation expense as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cost of revenue	$1,029	$949	$4,302	$3,784
Sales and marketing	7,703	7,476	32,335	29,670
Product development	19,817	17,489	81,624	67,622
General and administrative	6,584	6,070	33,418	23,498
Total stock-based compensation	$35,133	$31,984	$151,679	$124,574

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2021	2020
Operating Activities
Net income (loss)	$39,671	$(19,424)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	55,683	50,609
Provision for doubtful accounts	14,574	32,265
Stock-based compensation	151,679	124,574
Noncash lease cost	39,339	42,235
Deferred income taxes	(9,190)	(11,181)
Asset impairment	11,164	—
Noncash gain on lease termination	(11,485)	—
Other adjustments, net	392	2,193
Changes in operating assets and liabilities:
Accounts receivable	(33,535)	(13,833)
Prepaid expenses and other assets	(34,633)	164
Operating lease liabilities	(41,008)	(46,283)
Accounts payable, accrued liabilities and other liabilities	30,004	15,382
Net cash provided by operating activities	212,655	176,701

Investing Activities
Sales and maturities of marketable securities — available-for-sale	—	290,395
Purchases of marketable securities — held-to-maturity	—	(87,438)
Maturities of marketable securities — held-to-maturity	—	93,200
Purchases of other investments	—	(10,000)
Purchases of property, equipment and software	(28,282)	(32,002)
Purchase of intangible asset	—	(6,129)
Other investing activities	632	333
Net cash (used in) provided by investing activities	(27,650)	248,359

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	24,984	27,382
Taxes paid related to the net share settlement of equity awards	(62,545)	(23,605)
Repurchases of common stock	(262,928)	(24,396)
Other financing activities	—	(433)
Net cash used in financing activities	(300,489)	(21,052)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(415)	214

Change in cash, cash equivalents and restricted cash	(115,899)	404,222
Cash, cash equivalents and restricted cash — Beginning of period	596,540	192,318
Cash, cash equivalents and restricted cash — End of period	$480,641	$596,540

Non-GAAP Financial Measures

This press release and statements made during the above referenced webcast may include information relating to Adjusted EBITDA and Adjusted EBITDA margin, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure."

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as restructuring costs, impairment charges, a gain on lease termination and fees related to shareholder activism. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue.

Adjusted EBITDA, which is not prepared under any comprehensive set of accounting rules or principles, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA should not be viewed as a substitute for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp's working capital needs;
•Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as restructuring costs, impairment charges, a gain on lease termination and fees related to shareholder activism; and
•other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, net income (loss) and Yelp’s other GAAP results.

The following is a reconciliation of net income (loss) to Adjusted EBITDA, as well as the calculation of net income (loss) margin and Adjusted EBITDA margin, for each of the periods indicated (in thousands, except percentages; unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$23,190	$21,089	$39,671	$(19,424)	$40,881
(Benefit from) provision for income taxes	(2,971)	(6,217)	(5,953)	(15,701)	8,886
Other income, net	(626)	(393)	(2,204)	(3,670)	(14,256)
Depreciation and amortization	17,140	13,125	55,683	50,609	49,356
Stock-based compensation	35,133	31,984	151,679	124,574	121,512
Restructuring	—	15	32	3,862	—
Asset impairment(1)	—	—	11,164	—	—
Gain on lease termination, net(1)	(3,748)	—	(3,748)	—	—
Fees related to shareholder activism(1)	—	—	—	—	7,116
Adjusted EBITDA	$68,118	$59,603	$246,324	$140,250	$213,495

Net revenue	$273,400	$233,195	$1,031,839	$872,933	$1,014,194
Net income (loss) margin	8%	9%	4%	(2)%	4%
Adjusted EBITDA margin	25%	26%	24%	16%	21%

(1) Recorded within general and administrative expenses on our condensed consolidated statements of operations.